UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2024

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

Second Omnibus Amendment and Reaffirmation Agreement to the Note Documents with Jackson Investment Group, LLC

On September 18, 2024, Staffing 360 Solutions, Inc. (the “Company”) entered into that certain Second Omnibus Amendment and Reaffirmation Agreement to the Note Documents (the “Amendment Agreement”) with Jackson Investment Group, LLC (“Jackson”) and the guarantors party thereto, which such Amendment Agreement, among other things: (i) extends the maturity date of that certain Third Amended and Restated Note and Warrant Purchase Agreement, by and between the Company and Jackson, dated as of October 27, 2022, as amended by the First Omnibus Amendment and Reaffirmation Agreement to the Note Documents, dated as of August 30, 2023, to the earlier of (a) January 13, 2025, or (b) the date of the acceleration of the maturity of any of the Notes (as defined below) and (ii) extends the maturity date of that certain (a) Third Amended and Restated 12% Senior Secured Note due October 14, 2024, dated as of October 27, 2022 (the “Third Amended and Restated Note”), and (b) 12% Senior Secured Promissory Note due October 14, 2024, dated as of August 30, 2023 (the “August 2023 Senior Note” and together with the Third Amended and Restated Note, the “Notes”), to January 13, 2025.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 30 to Credit and Security Agreement and Limited Waiver with MidCap

In connection with the Amendment Agreement, the Company entered into Amendment No. 30 to Credit and Security Agreement and Limited Waiver (“Amendment No. 30”), effective as of September 18, 2024, by and among the Company, as Parent, Monroe Staffing Services, LLC, a Delaware limited liability company, Faro Recruitment America, Inc., a New York corporation, Lighthouse Placement Services, Inc., a Massachusetts corporation, Key Resources, Inc., a North Carolina Corporation, Headway Workforce Solutions, Inc., a Delaware corporation, Headway Employer Services LLC, a Delaware limited liability company, Headway Payroll Solutions, LLC, a Delaware limited liability company, Headway HR Solutions, Inc., a New York corporation, and NC PEO Holdings, LLC, a Delaware limited liability company, collectively, as borrowers (the “Borrowers”), and MidCap Funding IV Trust, as agent for the lenders (as successor by assignment to MidCap Funding X Trust, “MidCap”) and the lenders party thereto from time to time (the “Lenders”), which such Amendment No. 30 amends that certain Credit and Security Agreement, dated as of April 8, 2015 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit and Security Agreement”), by and among, the Borrowers, the Agent and the Lenders. Pursuant to Amendment No. 30, the Commitment Expiry Date (as defined in the Credit and Security Agreement) is extended to December 5, 2024.

In addition, pursuant to Amendment No. 30, in consideration for MidCap’s agreement to enter into Amendment No. 30, the Borrowers have agreed to pay to MidCap a modification fee of $200,000 (the “Modification Fee”), which such Modification Fee shall be non-refundable and fully earned as of September 5, 2024. The Modification Fee shall constitute a portion of the Borrowers obligations pursuant to the Credit and Security Agreement and shall be secured by all Collateral (as defined in the Credit and Security Agreement). If the Borrowers satisfy the outstanding obligations pursuant to the Credit and Security Agreement in full prior to December 5, 2024, the Modification Fee shall be waived by MidCap.

Amendment No. 30 was held in escrow until the execution of the Amendment Agreement on September 18, 2024, and both the Amendment No. 30 and the Amendment Agreements became effective as of September 18, 2024.

The foregoing description of Amendment No. 30 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 30, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Omnibus Amendment and Reaffirmation Agreement, dated September 18, 2024, by and between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC.
10.2	Amendment No. 30 to the Credit and Security Agreement, effective as of September 18, 2024, by and between Staffing 360 Solutions, Inc. and MidCap Funding X Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2024	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer